NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311
Bloomin’ Brands Reports Strengthening Q1 2021 Sales Trends
Generating Strong Cash Flow with Enhanced Liquidity Position
Announces 2020 Q4 Financial Results
Provides Selective 2021 Financial Guidance

TAMPA, Fla., February 18, 2021 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2020 (“Q4 2020”) and fiscal year ended December 27, 2020 (“Fiscal Year 2020”) compared to the fourth quarter 2019 (“Q4 2019”) and fiscal year ended December 29, 2019 (“Fiscal Year 2019”).

CEO Comments
“Our priorities and focus remain on taking care of our people and providing a great and safe experience for guests in the restaurant or in the convenience of their home,” said David Deno, Chief Executive Officer. “The fourth quarter showed our continued resilience in navigating through a rapidly changing environment. We are making great progress across key initiatives to improve margins, increase cash flow, and pay down debt, while taking market share. Thus far in 2021 we have seen sales momentum and volume increases relative to Q4 with U.S. comp sales of (12.9)% through the first seven weeks of the fiscal year.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted (loss) earnings per share attributable to common stockholders to Adjusted diluted earnings (loss) per share for the periods indicated:

	Q4			FISCAL YEAR
	2020	2019	CHANGE	2020	2019	CHANGE
Diluted (loss) earnings per share attributable to common stockholders	$(0.16)	$0.32	$(0.48)	$(1.85)	$1.45	$(3.30)
Adjustments (1)	0.18	—	0.18	1.16	0.09	1.07
Adjusted diluted earnings (loss) per share (1)	$0.02	$0.32	$(0.30)	$(0.69)	$1.54	$(2.23)

___________________
(1)    See Non-GAAP Measures later in this release.

Fourth Quarter Financial Results

(dollars in millions)	Q4 2020	Q4 2019	CHANGE
Total revenues	$812.5	$1,022.2	(20.5)%

GAAP restaurant-level operating margin	11.8%	14.4%	(2.6)%
Adjusted restaurant-level operating margin (1)	12.4%	13.9%	(1.5)%

GAAP operating (loss) income margin	(0.9)%	4.2%	(5.1)%
Adjusted operating income margin (1)	1.3%	4.2%	(2.9)%
___________________
(1)See Non-GAAP Measures later in this release.

•The decrease in Total revenues was primarily due to: (i) significantly lower comparable restaurant sales and franchise revenues principally attributable to the COVID-19 pandemic, (ii) the effect of foreign currency translation of the Brazil Real relative to the U.S. dollar and (iii) the net impact of restaurant closures and openings.

•Restaurant-level operating margin decreased due to: (i) significantly lower comparable restaurant sales and costs incurred in connection with the COVID-19 pandemic, including incremental delivery related costs and (ii) higher labor costs. These decreases were partially offset by: (i) reduced advertising expense, (ii) a reduction in prep labor hours and (iii) cost savings from waste reduction initiatives. COVID-19 related charges are excluded from Adjusted restaurant-level operating margin.

•GAAP operating (loss) income margin decreased due to: (i) a decline in restaurant-level operating margin discussed above, (ii) sales deleveraging in connection with the COVID-19 pandemic across general and administrative expense, depreciation and amortization and (iii) asset impairment charges related to the COVID-19 pandemic. COVID-19 related charges are excluded from Adjusted operating income margin.

Fourth Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED DECEMBER 27, 2020	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(15.2)%
Carrabba’s Italian Grill	(11.4)%
Bonefish Grill	(27.1)%
Fleming’s Prime Steakhouse & Wine Bar	(29.7)%
Combined U.S.	(17.7)%
International
Outback Steakhouse - Brazil	(14.8)%

Liquidity Update and Recent Sales Results
As of this morning, our total available liquidity was $675 million. Our liquidity position has improved over the last several weeks due to increased sales performance, holiday gift card sales and working capital inflows.

As of February 14, 2021, approximately 99% of our U.S. restaurants are open with limited in-restaurant dining capacity (vs. 85% as of December 27, 2020) in accordance with local mandates.

The following table includes quarter-to-date U.S. company-owned comparable restaurant sales for the seven-week period ended February 14, 2021:

SEVEN WEEKS ENDED FEBRUARY 14, 2021	COMPANY-OWNED (1)
Comparable restaurant sales (stores open 18 months or more):
Outback Steakhouse	(10.8)%
Carrabba’s Italian Grill	(6.1)%
Bonefish Grill	(21.3)%
Fleming’s Prime Steakhouse & Wine Bar	(26.1)%
Combined U.S.	(12.9)%
_________________
(1)Includes comparable restaurant sales for the seven-week period December 28, 2020 through February 14, 2021.

2021 Financial Outlook
The Company remains committed to making decisions to achieve its long-term growth framework and maximize shareholder value. However, ongoing uncertainties related to the COVID-19 pandemic and evolving in-restaurant dining capacity restrictions across the country have made it difficult to forecast sales. Despite this uncertainty, we are focused on the following initiatives to emerge a better, stronger, operations-focused company:

•Pursue previously announced transformational cost savings initiatives representing $40 million over two years. We achieved $25 million of these cost savings in 2020 and expect approximately $15 million of these savings to be realized in 2021

•Capitalize on additional margin opportunities learned during the pandemic

•Prioritize capital allocation towards debt pay down while maintaining flexibility to reinvest back in the business

The following table presents our expectations for selected fiscal 2021 financial reporting and operating results:

Selected Financial Data:	2021 Guidance (1)
Commodity inflation	Flat

Labor inflation	3.0% - 3.5%

General and administrative expenses	$225M - $230M

Depreciation and amortization	$165M - $175M

Capital expenditures	$170M - $185M

Number of new system-wide restaurants	20 - 25
_________________
(1)This 2021 guidance excludes the effects of any prospective legislative and regulatory changes.

Conference Call
The Company will host a conference call today, February 18, 2021 at 8:30 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income (loss) from operations and the corresponding margin, (iii) Adjusted net income (loss), (iv) Adjusted diluted earnings (loss) per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income (loss) from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, six and seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 47 states, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the heading “CEO Comments” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Revenues
Restaurant sales	$805,651	$1,005,869	$3,144,636	$4,075,014
Franchise and other revenues	6,854	16,315	25,925	64,375
Total revenues	812,505	1,022,184	3,170,561	4,139,389
Costs and expenses
Food and beverage costs	251,704	312,659	982,702	1,277,824
Labor and other related	243,628	298,509	1,005,295	1,207,289
Other restaurant operating	214,864	249,930	846,566	982,051
Depreciation and amortization	42,792	49,615	180,261	196,811
General and administrative	56,624	66,125	254,356	275,239
Provision for impaired assets and restaurant closings	10,131	2,168	76,354	9,085
Total costs and expenses	819,743	979,006	3,345,534	3,948,299
(Loss) income from operations	(7,238)	43,178	(174,973)	191,090
Loss on modification of debt	—	—	(237)	—
Other income (expense), net	342	2	131	(143)
Interest expense, net	(17,795)	(12,372)	(64,442)	(49,257)
(Loss) income before (benefit) provision for income taxes	(24,691)	30,808	(239,521)	141,690
(Benefit) provision for income taxes	(10,516)	1,522	(80,726)	7,573
Net (loss) income	(14,175)	29,286	(158,795)	134,117
Less: net income (loss) attributable to noncontrolling interests	36	1,282	(80)	3,544
Net (loss) income attributable to Bloomin’ Brands	(14,211)	28,004	(158,715)	130,573
Redemption of preferred stock in excess of carrying value	—	—	(3,496)	—
Net (loss) income attributable to common stockholders	$(14,211)	$28,004	$(162,211)	$130,573

(Loss) earnings per share attributable to common stockholders:
Basic	$(0.16)	$0.32	$(1.85)	$1.47
Diluted	$(0.16)	$0.32	$(1.85)	$1.45

Weighted average common shares outstanding:
Basic	87,689	86,903	87,468	88,839
Diluted	87,689	88,188	87,468	89,777

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
U.S. Segment	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Revenues
Restaurant sales	$728,485	$897,486	$2,869,547	$3,634,668
Franchise and other revenues	3,742	13,262	15,995	53,250
Total revenues	$732,227	$910,748	$2,885,542	$3,687,918
Restaurant-level operating margin	11.1%	13.4%	9.8%	14.2%
Income (loss) from operations	$20,338	$69,499	$(1,630)	$311,666
Operating income (loss) margin	2.8%	7.6%	(0.1)%	8.5%
International Segment
Revenues
Restaurant sales	$77,166	$108,383	$275,089	$440,346
Franchise and other revenues	3,112	3,053	9,930	11,125
Total revenues	$80,278	$111,436	$285,019	$451,471
Restaurant-level operating margin	14.9%	21.9%	8.3%	20.3%
Income (loss) from operations	$4,730	$13,249	$(13,479)	$44,428
Operating income (loss) margin	5.9%	11.9%	(4.7)%	9.8%
Reconciliation of Segment Income (Loss) from Operations to Consolidated (Loss) Income from Operations
Segment income (loss) from operations
U.S.	$20,338	$69,499	$(1,630)	$311,666
International	4,730	13,249	(13,479)	44,428
Total segment income (loss) from operations	25,068	82,748	(15,109)	356,094
Unallocated corporate operating expense	(32,306)	(39,570)	(159,864)	(165,004)
Total (loss) income from operations	$(7,238)	$43,178	$(174,973)	$191,090

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	DECEMBER 27, 2020	DECEMBER 29, 2019
Cash and cash equivalents	$109,980	$67,145
Net working capital (deficit) (1)	$(626,250)	$(621,553)
Total assets	$3,362,107	$3,592,683
Total debt, net	$1,036,480	$1,048,704
Total stockholders’ equity	$10,957	$177,481
Common stock outstanding	87,856	86,946
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED QUARTER TO DATE
	DECEMBER 27, 2020		DECEMBER 29, 2019
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	31.2%	30.8%	31.1%	31.4%	0.6%
Labor and other related	30.2%	30.2%	29.7%	29.7%	(0.5)%
Other restaurant operating	26.7%	26.6%	24.8%	25.0%	(1.6)%

Restaurant-level operating margin (2)	11.8%	12.4%	14.4%	13.9%	(1.5)%

Segments - Restaurant-level operating margin:
U.S. (2)	11.1%	11.7%	13.4%	13.4%	(1.7)%
International (2)	14.9%	14.9%	21.9%	17.7%	(2.8)%

	FISCAL YEAR ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED YEAR TO DATE
	DECEMBER 27, 2020		DECEMBER 29, 2019
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	31.3%	30.9%	31.4%	31.4%	0.5%
Labor and other related	32.0%	32.0%	29.6%	29.6%	(2.4)%
Other restaurant operating	26.9%	26.9%	24.1%	24.2%	(2.7)%

Restaurant-level operating margin (2)	9.9%	10.2%	14.9%	14.7%	(4.5)%

Segments - Restaurant-level operating margin:
U.S. (2)	9.8%	10.2%	14.2%	14.1%	(3.9)%
International (2)	8.3%	9.0%	20.3%	19.3%	(10.3)%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable (favorable) adjusted restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table six of this release:

	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in millions)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
COVID-19 related costs (1)	$(4.5)	$—	$(14.3)	$—
Restaurant and asset impairments and closing costs	—	0.3	2.8	4.3
Restaurant relocations and related costs	—	(0.2)	(0.1)	(0.6)
Legal and other matters (2)	—	4.6	—	4.6
	$(4.5)	$4.7	$(11.6)	$8.3
_________________
(1)Includes $3.7 million and $11.0 million of adjustments recorded in Food and beverage costs during the thirteen weeks and fiscal year ended December 27, 2020, respectively, including $2.0 million of adjustments recorded in the international segment during fiscal year ended December 27, 2020. All other adjustments were recorded within the U.S. segment.
(2)Includes adjustments of $2.7 million and $1.9 million recorded in Food and beverage costs and Other restaurant operating expense, respectively, within the international segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
(Loss) income from operations	$(7,238)	$43,178	$(174,973)	$191,090
Operating (loss) income margin	(0.9)%	4.2%	(5.5)%	4.6%
Less:
Franchise and other revenues	6,854	16,315	25,925	64,375
Plus:
Depreciation and amortization	42,792	49,615	180,261	196,811
General and administrative	56,624	66,125	254,356	275,239
Provision for impaired assets and restaurant closings	10,131	2,168	76,354	9,085
Restaurant-level operating income	$95,455	$144,771	$310,073	$607,850
Restaurant-level operating margin	11.8%	14.4%	9.9%	14.9%

U.S.	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Income (loss) from operations	$20,338	$69,499	$(1,630)	$311,666
Operating income (loss) margin	2.8%	7.6%	(0.1)%	8.5%
Less:
Franchise and other revenues	3,742	13,262	15,995	53,250
Plus:
Depreciation and amortization	34,293	38,510	144,298	152,882
General and administrative	19,581	24,296	88,536	101,374
Provision for impaired assets and restaurant closings	10,098	1,200	66,487	4,703
Restaurant-level operating income	$80,568	$120,243	$281,696	$517,375
Restaurant-level operating margin	11.1%	13.4%	9.8%	14.2%

International	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Income (loss) from operations	$4,730	$13,249	$(13,479)	$44,428
Operating income (loss) margin	5.9%	11.9%	(4.7)%	9.8%
Less:
Franchise and other revenues	3,112	3,053	9,930	11,125
Plus:
Depreciation and amortization	5,408	7,085	23,722	27,491
General and administrative	4,503	6,229	18,916	26,540
Provision for impaired assets and restaurant closings	—	243	3,640	2,083
Restaurant-level operating income	$11,529	$23,753	$22,869	$89,417
Restaurant-level operating margin	14.9%	21.9%	8.3%	20.3%

TABLE SIX
BLOOMIN’ BRANDS, INC.
(LOSS) INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
(Loss) income from operations	$(7,238)	$43,178	$(174,973)	$191,090
Operating (loss) income margin	(0.9)%	4.2%	(5.5)%	4.6%
Adjustments:
COVID-19 related costs (1)	14,593	—	93,811	—
Severance and other transformational costs (2)	3,557	—	32,404	5,511
Restaurant relocations and related costs (3)	—	747	592	3,208
Legal and other matters (4)	—	(3,811)	178	(2,996)
Restaurant and asset impairments and closing costs (5)	—	2,452	(2,797)	3,550
Total income (loss) from operations adjustments	$18,150	$(612)	$124,188	$9,273
Adjusted income (loss) from operations	$10,912	$42,566	$(50,785)	$200,363
Adjusted operating income (loss) margin	1.3%	4.2%	(1.6)%	4.8%

Net (loss) income attributable to common stockholders	$(14,211)	$28,004	$(162,211)	$130,573
Adjustments:
Income (loss) from operations adjustments	18,150	(612)	124,188	9,273
Amortization of debt discount (6)	2,489	—	6,275	—
Total adjustments, before income taxes	20,639	(612)	130,463	9,273
Adjustment to provision for income taxes (7)	(4,497)	440	(32,526)	(1,263)
Redemption of preferred stock in excess of carrying value (8)	—	—	3,496	—
Net adjustments	16,142	(172)	101,433	8,010
Adjusted net income (loss)	$1,931	$27,832	$(60,778)	$138,583

Diluted (loss) earnings per share attributable to common stockholders (9)	$(0.16)	$0.32	$(1.85)	$1.45
Adjusted diluted earnings (loss) per share (9)	$0.02	$0.32	$(0.69)	$1.54

Diluted weighted average common shares outstanding (9)	88,393	88,188	87,468	89,777
_________________
(1)Costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(3)Asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(4)For 2019, includes the recognition of certain value-added tax credits in Brazil of $4.6 million related to prior years, offset by fees and expenses related to certain legal matters.
(5)Asset impairment charges and related costs during 2019 primarily related to approved closure and restructuring initiatives and the restructuring of certain international markets. Amount also includes a lease termination gain of $2.8 million during 2020 and gains on the sale of certain surplus properties of $3.8 million during 2019.
(6)Amortization of the debt discount related to the issuance of convertible senior notes.
(7)Income tax effect of the adjustments for the periods presented.
(8)Consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.
(9)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen weeks and fiscal year ended December 27, 2020. For adjusted diluted earnings per share, the calculation includes dilutive shares of 475,815 and 228,356 related to the diluted effect of stock-based compensation and outstanding warrants, respectively, for the thirteen weeks ended December 27, 2020. However, we exclude from our adjusted diluted shares outstanding calculation the dilutive impact of the convertible notes based on the bond hedge contracts in place that will deliver shares to offset the dilution.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments:

	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Food and beverage costs	$3,703	$(2,683)	$11,048	$(2,683)
Other restaurant operating	752	(1,982)	576	(5,624)
Depreciation and amortization	—	593	407	2,376
General and administrative	3,652	1,561	35,708	8,667
Provision for impaired assets and restaurant closings	10,043	1,899	76,449	6,537
Interest expense, net	2,489	—	6,275	—
(Benefit) provision for income taxes	(4,497)	440	(32,526)	(1,263)
Redemption of preferred stock in excess of carrying value	—	—	3,496	—
Net adjustments	$16,142	$(172)	$101,433	$8,010

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
U.S. Segment	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Income (loss) from operations	$20,338	$69,499	$(1,630)	$311,666
Operating income (loss) margin	2.8%	7.6%	(0.1)%	8.5%
Adjustments:
COVID-19 related costs (1)	14,593	—	87,377	—
Restaurant relocations and related costs (2)	—	748	592	3,209
Severance (3)	—	—	—	759
Restaurant and asset impairments and closing costs (4)	—	1,484	(2,797)	401
Adjusted income from operations	$34,931	$71,731	$83,542	$316,035
Adjusted operating income margin	4.8%	7.9%	2.9%	8.6%

International Segment
Income (loss) from operations	$4,730	$13,249	$(13,479)	$44,428
Operating income (loss) margin	5.9%	11.9%	(4.7)%	9.8%
Adjustments:
COVID-19 related costs (1)	—	—	5,651	—
Restaurant and asset impairments and closing costs (4)	—	242	—	2,422
Legal and other matters (5)	—	(4,583)	—	(4,583)
Adjusted income (loss) from operations	$4,730	$8,908	$(7,828)	$42,267
Adjusted operating income (loss) margin	5.9%	8.0%	(2.7)%	9.4%
_________________
(1)Costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(3)Severance costs incurred as a result of restructuring activities.
(4)Includes a lease termination gain of $2.8 million within the U.S. segment during 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives during 2019. Amount also includes gains on the sale of certain surplus properties of $3.8 million within the U.S. segment during 2019.
(5)Amount includes the recognition of certain value-added tax credits in Brazil of $4.6 million in Q4 2019 related to prior years.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	SEPTEMBER 27, 2020	OPENINGS	CLOSURES	DECEMBER 27, 2020
U.S.:
Outback Steakhouse
Outback Steakhouse—Company-owned	567	2	(1)	568
Franchised	140	—	(2)	138
Total	707	2	(3)	706
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	21	—	—	21
Total	220	—	—	220
Bonefish Grill
Company-owned	181	—	(1)	180
Franchised	7	—	—	7
Total	188	—	(1)	187
Fleming’s Prime Steakhouse and Wine Bar
Company-owned	65	—	(2)	63
Other
Company-owned (1)	5	—	—	5
U.S. total	1,185	2	(6)	1,181
International:
Company-owned
Outback Steakhouse - Brazil (2)	104	5	—	109
Other (3)	31	2	—	33
Franchised
Outback Steakhouse—South Korea (3)	88	8	(1)	95
Other (1)	56	1	(1)	56
International total	279	16	(2)	293
System-wide total	1,464	18	(8)	1,474
____________________
(1)U.S. Company-owned and International Franchised Other each include three fast-casual Aussie Grill locations as of December 27, 2020.
(2)The restaurant counts for Brazil are reported as of August 31, 2020 and November 30, 2020 to correspond with the balance sheet dates of this subsidiary.
(3)As of December 27, 2020, the Company had 20 international dark kitchens that offer delivery only. One of these locations was included within Company-owned Other and 19 were included in Franchised Outback Steakhouse - South Korea.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
	DECEMBER 27, 2020	DECEMBER 29, 2019	DECEMBER 27, 2020	DECEMBER 29, 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	(15.2)%	2.7%	(16.9)%	2.0%
Carrabba’s Italian Grill	(11.4)%	1.4%	(16.4)%	0.1%
Bonefish Grill	(27.1)%	0.5%	(30.1)%	0.1%
Fleming’s Prime Steakhouse & Wine Bar	(29.7)%	0.9%	(29.5)%	0.7%
Combined U.S.	(17.7)%	1.9%	(19.9)%	1.2%
International
Outback Steakhouse - Brazil (2)	(14.8)%	4.9%	(31.4)%	5.8%

Traffic:
U.S.
Outback Steakhouse	(16.1)%	0.6%	(17.6)%	(0.7)%
Carrabba’s Italian Grill	(13.2)%	3.1%	(14.6)%	0.2%
Bonefish Grill (3)	(22.0)%	(0.2)%	(20.0)%	(1.7)%
Fleming’s Prime Steakhouse & Wine Bar	(27.8)%	(0.3)%	(26.7)%	0.1%
Combined U.S. (3)	(16.6)%	0.9%	(17.6)%	(0.6)%
International
Outback Steakhouse - Brazil	(9.0)%	8.2%	(21.5)%	3.9%

Average check per person (4):
U.S.
Outback Steakhouse	0.9%	2.1%	0.7%	2.7%
Carrabba’s Italian Grill	1.8%	(1.7)%	(1.8)%	(0.1)%
Bonefish Grill	(5.1)%	0.7%	(10.1)%	1.8%
Fleming’s Prime Steakhouse & Wine Bar	(1.9)%	1.2%	(2.8)%	0.6%
Combined U.S.	(1.1)%	1.0%	(2.3)%	1.8%
International
Outback Steakhouse - Brazil	(5.9)%	(3.3)%	(9.9)%	1.8%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(3)During 2020, Bonefish Grill replaced guest count with entrée count to measure restaurant traffic. Bonefish Grill and Combined U.S. traffic for 2020 was calculated using the entrée count methodology for Bonefish Grill as if the new methodology was in effect at the start of the fiscal year.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.